Exhibit 99.1

         Amendment Agreement dated as of August 22, 2005, between United Rentals, Inc., a Delaware corporation, and Joseph Ehrenreich.

         1. The parties hereto are parties to a restricted stock agreement dated September 1, 2004. The first sentence of section 2 is amended by replacing the phrase “15,000 Shares shall vest on September 1, 2005,” with the phrase “15,000 Shares shall vest on April 1, 2006.”

         2. The parties hereto are parties to an employment agreement dated July 20, 2004. The first sentence of Section 3(e)(iv) is amended to read as follows: “The Company will reimburse Executive for the cost of renting a temporary apartment in the Greenwich, Connecticut area (or such other area within commuting distance selected by Executive), at a total cost not to exceed $5,000 per month, for the period commencing on the Effective Time and ending on July 1, 2006.”

         3. Except as specifically provided above, the foregoing agreements remain unmodified and in full force and effect.

United Rentals, Inc.

By:_____________________
Wayland Hicks, Chief Executive Officer

________________________
Joseph Ehrenreich